SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                                (Amendment No. )


Filed by the Registrant                                 X

Filed by a Party other than the Registrant


Check the appropriate box:

      Preliminary Proxy Statement

      Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(2))

X     Definitive Proxy Statement

      Definitive Additional Materials

      Soliciting Material Pursuant to Section 240.14a-11(c) or
       Section 240.14a-12


                           Digital Data Networks, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                   Registrant
--------------------------------------------------------------------------------
    (Name of Persons(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):


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      $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(j)(2)

      Fee computed on table below per Exchange Act Rules 141-6(i)(4) and 0-11.


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           pursuant to Exchange Act Rule 0-11 (set forth the amount on which the
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      Fee paid previously by written preliminary materials.


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      (4)      Date Filed: ___________________________________________________

                           DIGITAL DATA NETWORKS, INC.
                          3102 Maple Avenue, Suite 230
                                Dallas, TX 75201
                                 (214) 969-7200
                               Fax: (214) 969-7238

                            -------------------------

        NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 28, 2000

                           ---------------------------

               TO THE SHAREHOLDERS OF DIGITAL DATA NETWORKS, INC.:

         Notice is hereby given that the Annual Meeting of Shareholders of Digital Data Networks, Inc. (the "Company") will be held at the Company's principal office, 3102 Maple Avenue, Suite 230, Dallas, Texas 75201, at 10:00 a.m., local time, on Wednesday, June 28, 2000 for the following purposes:

         1. To elect three (3) directors to serve until the next annual meeting of shareholders or until their respective successors are elected and qualified;

         2. To consider and vote upon a proposal to ratify the appointment of BDO Seidman, LLP as independent public accountants to audit the financial statements of the Company for the fiscal year ending December 31, 2000 and to perform other appropriate accounting services; and

         3. To transact such other business as may properly come before the annual meeting or any adjournment thereof.

         A proxy statement and proxy card, together with a copy of the President's Letter to Shareholders and Form 10-KSB for the year ended December 31, 1999, accompanies this notice. The proxy statement attached to this notice describes the nominees for election to the Board of Directors and information on the independent public accountants recommended for selection by the Board of Directors.

         The Board of Directors has fixed the close of business on May 5, 2000 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment thereof. Only shareholders of record at the close of business on the record date are entitled to notice of, and to vote at, the meeting. A list of such shareholders will be available for examination by any shareholder for any purpose germane to the meeting, during normal business hours, at the principal office of the Company, 3102 Maple Avenue, Suite 230, Dallas, Texas 75201, for a period of ten days prior to the meeting.

         All shareholders are cordially invited to attend the meeting in person. Shareholders are urged, whether or not they plan to attend the meeting, to date and sign the enclosed proxy and return it promptly in the enclosed postage prepaid envelope. If a shareholder who has returned a proxy finds that they can attend the meeting in person, they may revoke their proxy and vote in person on all matters submitted to the meeting.

                                           By Order of the Board of Directors,



                                           JAMES F. BIAGI, JR.
                                           Secretary

Dallas, Texas
May 22, 2000

                  IT IS IMPORTANT THAT THE ENCLOSED PROXY CARD
                       BE COMPLETED AND RETURNED PROMPTLY.

                           DIGITAL DATA NETWORKS, INC.
                         ANNUAL MEETING OF SHAREHOLDERS
                            To Be Held June 28, 2000

                             ----------------------

                                 PROXY STATEMENT

                             ----------------------

         This proxy statement and the accompanying proxy card are being mailed beginning approximately May 22, 2000, to holders of Common Stock in connection with the solicitation of proxies by the Board of Directors for the 2000 Annual Meeting of Shareholders to be held in Dallas, Texas at 10:00 a.m., local time, on Wednesday, June 28, 2000. In addition to the use of the mails, proxies may be solicited by officers and employees of the Company, without remuneration, or by other third parties for remuneration, by personal contact, telephone or facsimile. Proxies are solicited to give all shareholders of record at the close of business on May 5, 2000, an opportunity to vote on matters that come before the meeting.

         When your proxy card is returned properly signed, the shares represented will be voted in accordance with your directions by the individuals designated on the proxy card. You can specify your choices by marking the appropriate boxes on the proxy card. Unless a proxy specifies otherwise, the persons named in the proxy will vote the shares covered by the proxy for the individuals nominated by the Board of Directors, and "FOR" ratification of appointment of the independent public accountants. Abstentions on the proxy card are voted neither "for" nor "against," but are counted in the determination of a quorum.

         If you wish to give your proxy to someone other than the persons named on the proxy card, all the names appearing on the enclosed proxy card must be crossed out and the name of another person or persons (not more than three) inserted. The signed card must be presented at the meeting by the person or persons representing you. You may revoke your proxy at any time before it is voted at the meeting by giving written notice of revocation to the Company's Secretary, by executing a later-dated proxy, or by attending the meeting and voting in person.

         Shareholders of record at the close of business on May 5, 2000, will be entitled to notice of and to vote at the Annual Meeting. On May 5, 2000, the Company had issued and outstanding 2,314,597 shares of no par value common stock (the "Common Stock"), which is the only class of its capital stock outstanding. The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting. Each holder of Common Stock is entitled to one vote for each share held.

         YOUR VOTE IS IMPORTANT. Accordingly, you are urged to sign and return the accompanying proxy card whether or not you plan to attend the meeting.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of May 5, 2000, by (i) each person or entity known by the Company who beneficially owns 5% or more of the Common Stock, (ii) each director, (iii) each individual listed under the "Summary Compensation" table below, and (iv) all officers and directors of the Company as a group. Unless otherwise noted, the persons and entities named below have sole voting and investment power with respect to such shares. The address for each beneficial owner is shown below.

Name and Address of                                            Total Beneficial Ownership           Percent of Class Beneficially
Beneficial Owner                                                   (including options)                 Owned as of May 5, 2000
----------------                                                   -------------------                 -----------------------
Whiterock, Inc.  (1)                                                  258,500                                  11.2%
Donald B. Scott, Jr. (2)                                              188,001 (3)                               8.1%
James F. Biagi, Jr. (2)                                               144,946 (4)                               6.3%
Robert F. Hussey (2)                                                  155,000 (5)                               6.7%
Susan E. Hassel  (2)                                                   27,857 (6)                               1.2%
All Executive Officers and Directors as a group (5 persons)           579,839 (7)                              25.1%

-----------------------
(1) This beneficial owner's address is 7110 Brittmore, Suite 300, Houston, Texas 77041.
(2) This beneficial owner's address is 3102 Maple Avenue, Suite 230, Dallas, Texas 75201.
(3) Includes options to purchase 177,158 shares within 60 days of this proxy statement.
(4) Includes options to purchase 119,133 shares within 60 days of this proxy statement.
(5) Includes options to purchase 150,000 shares within 60 days of this proxy statement.
(6) Includes options to purchase 26,738 shares within 60 days of this proxy statement.
(7) Includes options to purchase 535,386 shares within 60 days of this proxy statement.


                       PROPOSAL ONE: ELECTION OF DIRECTORS

         The Board of Directors is composed of three members, Donald B. Scott, Jr., James F. Biagi, Jr. and Robert F. Hussey. The terms of the directors will expire in 2000 and all of those directors have been nominated for re-election. If for any reason any of these nominees becomes unable or is unwilling to serve at the time of the meeting, the persons named in the enclosed proxy card will have discretionary authority to vote for a substitute nominee or nominees. It is not anticipated that any nominee will be unavailable for election. Directors elected at the meeting will hold office until the next annual meeting of shareholders or until their respective successors are elected and qualified.

Nominees For Election as Directors

         The names, a brief description of their principal occupation for at least the past five years, other major affiliations and age of the nominees are as follows:

Donald B. Scott, Jr., Chairman of the Board of Directors and President of the Company. Mr. Scott has been a director and President of the Company since March 1993 and Chairman of the Board since July 1996. Mr. Scott was previously a principal of Rutkowski, Erickson, Scott ("RES"), a consulting firm, from 1991 to July 1995. Prior to his association with RES, Mr. Scott was with Paine Webber in New York from 1987 to 1991. Age 45.

James F. Biagi, Jr., Secretary and a director of the Company since its inception in 1988. Mr. Biagi is an attorney in Seattle, Washington, and has been a principal of the law firm Monahan & Biagi since March 1996, where he has specialized in tax, corporate and securities matters. Prior to Monahan & Biagi, Mr. Biagi practiced law at the firm Monahan & Robinson since 1989. Age 43.

Robert F. Hussey, director of the Company since November 1997. Mr. Hussey was President and CEO of MetroVision of North America, Inc., a niche cable television company, from February 1991 until April 1997, when it merged with York Hannover Health Care, Inc. Mr. Hussey has been a director of IVEX Corporation since May 1993 and Nur Macroprinters Ltd. since December 1997, as well as on the board of advisors for Kaufmann Fund since December 1996, Argentum Capital Partners, I and II since June 1990, and Josephthal & Company, Inc. since December 1997. Age 51.

The election of directors must be approved by a majority of the votes cast by all holders of the Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting.

The Board of Directors recommends a vote "FOR" election of the proposed directors.

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors approved one unanimous consent resolution in 1999, and also held two formal meetings. In addition, the Board of Directors held one or two informal meetings per month. During 1999, all of the directors attended 90% or more of the meetings of the Board of Directors.

         From time to time, the Board may establish permanent standing committees and special temporary committees to assist the Board in carrying out its responsibilities. Currently the only Board committee is the Audit Committee. The Audit Committee periodically reviews the adequacy and effectiveness of the Company's internal system of accounting controls and financial reporting procedures with representatives of the Company's independent public accountants. The Audit Committee also examines the results of the annual audit of the financial statements and the recommendations of the independent public accountants pertaining to accounting practices, policies and procedures followed by the Company. The Audit Committee consists of two directors, Donald B. Scott, Jr. and Robert F. Hussey.

                            COMPENSATION OF DIRECTORS

         Directors received the following compensation for serving as directors in 1999: Mr. Hussey was awarded $35,000 (of which $25,000 was used to reduce his note with the Company); Mr. Scott was awarded $20,000 (of which $10,000 was used to reduce his note with the Company); and $10,000 was awarded to Mr. Biagi. Directors are also reimbursed for expenses incurred in connection with Company-related business.


                        EXECUTIVE OFFICERS OF THE COMPANY

         Information regarding the executive officers of the Company is as follows:

Name                                Age              Position

Donald B. Scott, Jr.                45               President, Chairman of the
                                                      Board of Directors
James F. Biagi, Jr.                 43               Secretary and Director
Robert F. Hussey                    51               Director
Richard J. Boeglin                  42               Vice President, Finance and
                                                      Operations and Chief
                                                      Financial Officer
Susan E. Hassel                     53               Vice President, Sales

Donald B. Scott, Jr. has been President and a director of the Company since March 1993 and Chairman of the Board since July 1996. Mr. Scott is a nominee for reelection as a director. For additional background information see Proposal
One: Election of Directors.

James F. Biagi, Jr. has been Secretary and a director of the Company since its inception in 1988, and is a nominee for reelection as a director. For additional background information see Proposal One: Election of Directors.

Robert F. Hussey has been a director of the Company since November 1997, and is a nominee for reelection as a director. For additional background information see Proposal One: Election of Directors.

Richard J. Boeglin has been Vice President of Finance and Operations and the Chief Financial Officer since April 1995. He has been with the Company since 1991. He has thirteen years of management experience, including direct management of transit system design, development and installation. From 1987 to 1991, Mr. Boeglin worked in the outdoor advertising industry. He has a BS from Indiana University, where he received a degree in Marketing and Management.

Susan E. Hassel has been Vice President of Sales since she started with the Company in April 1992. She has fifteen years of sales and marketing experience. From 1985 until 1991, Ms. Hassel was the Director of Sales and Marketing for The Relocation Center, a relocation counseling company in Dallas, Texas. Ms. Hassel has a BS in Education from the University of Cincinnati.

                           SUMMARY COMPENSATION TABLE

         The following table sets forth certain information regarding cash and non-cash compensation paid by the Company during each of the Company's last three fiscal years to the Company's Chief Executive Officer and the most highly compensated executive officers of the Company whose annual compensation exceeded $100,000 (the "Named Persons").

                   Annual Compensation                             Long-Term Compensation
                                                                           Awards                     All
Name and                   Fiscal                                        Securities                  Other
Executive Position         Year        Salary            Bonus       Underlying Options            Compensation
------------------         ----        ------            -----       ------------------            ------------
Donald B. Scott, Jr.       1999        $     -0-      $ 20,000              20,000                  $      0
  President                1998        $  38,000      $    -0-                 -0-                  $      0
                           1997        $ 150,500      $    -0-                 -0-                  $      0

Susan Hassel               1999        $125,561       $    -0-              11,179                  $      0
  V.P. Sales               1998        $121,929       $    -0-                 -0-                  $      0
                           1997        $115,641       $    -0-                 -0-                  $      0

-------------------

         The following table sets forth information with respect to options granted to the Named Persons during the fiscal year ended December 31, 1999.


                        Option Grants in Last Fiscal Year

                                Individual Grants

                                  Number of        % of Total Options
                                  Securities           Granted to
                                  Underlying          Employees in         Exercise or Base
           Name                Options Granted         Fiscal Year          Price Per Share       Expiration Date
           ----                ---------------         -----------          ---------------       ---------------
Donald B. Scott                      20,000                16                 $0.50 (1)            February 9, 2009
   President

Susan E. Hassel                      11,179                 9                 $0.25                       (2)
   V.P., Sales (2)


(1) The exercise price per share as of the end of fiscal 1999. On February 3, 2000, the board of directors determined that an exercise price of $0.50 was not reflective of, and substantially higher than, the current market price, and in order to compensate the Named Persons as originally intended, the board of directors changed this exercise price to $0.30 per share, the then-current market price.

(2) Ms. Hassel was granted options twice in 1999. One grant was in the amount of 2,236 options, and has an expiration date of February 11, 2004. The second grant was for 8,943 shares, and has an expiration date of June 15, 2004.

         The following table sets forth information with respect to options exercised by the Named Persons during 1999 and the value of unexercised options held by the Named Persons at the end of fiscal 1999.

                 Aggregated Option Exercises in Last Fiscal Year
                        and Fiscal Year-End Option Values

                                                                           Number of
                                                                           Securities
                                                                           Underlying     Value of Unexercised
                                                                          Unexercised     In-the-Money Options
                                                                           Options at      At Fiscal Year-End
                                                                             Fiscal          Exercisable (1)
                                Shares Acquired           Value             Year-End
           Name                   on Exercise           Realized          Exercisable
           ----                   -----------           --------          -----------
Donald B. Scott                         0                     0              176,408            $  7,820
   President

Susan E. Hassel                         0                     0               26,738            $  1,337
   V.P., Sales


 (1) The value of unexercised in-the-money options is based on the market value of the Company's Stock at fiscal year-end 1999, of $0.30 per share, as well as the exercise price of options at fiscal year-end 1999.

                              CERTAIN TRANSACTIONS

         During the period June 1996 through July 1997, as a result of advances and the payment of personal expenses, the Company's president and CEO, Donald B. Scott, owed the Company approximately $42,000. The Company has been accruing interest at various rates on this amount over the years. The Company's Board of Directors awarded Mr. Scott $20,000 for services performed as a director in 1999, of which $10,000 was used to reduce his note with the Company. As of December 31, 1999, the balance of Mr. Scott's receivable was $39,000.

         In April 1999 the Company advanced one of its directors, Robert F. Hussey, $100,000 pursuant to a promissory note bearing interest at the rate of 8% per year. The original note was to mature in September 1999, and has been extended to June 30, 2000. This note is collateralized by Mr. Hussey's 25,000 shares of Common Stock of Internet Sports Network, an internet-related company whose stock trades on the Over-the-Counter Bulletin Board, as well as 150,000 of Mr. Hussey's options to purchase the Company's Common Stock. The Company's Board of Directors awarded Mr. Hussey $35,000 for services performed as a director in 1999, of which $25,000 was used to reduce his note with the Company. As of December 31, 1999, the balance of Mr. Hussey's receivable was $81,000.

   PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         The members of the Audit Committee of the Board of Directors join with the remaining board member in recommending the appointment of BDO Seidman, LLP ("BDO Seidman") as the Company's independent public accountants, to audit the Company's financial statements for the current fiscal year ending December 31, 2000 and to perform other appropriate accounting services. BDO Seidman has served as independent public accountants for the Company since 1993.

         A proposal will be presented at the meeting to ratify the appointment of BDO Seidman as the Company's independent public accountants. If the shareholders do not ratify this appointment by the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting, other independent public accountants will be considered by the Board of Directors.

         Representatives of BDO Seidman are not expected to attend the annual meeting, but will be available by phone to make a statement or respond to appropriate questions.

         The Board of Directors recommends a vote "FOR" ratification of the appointment of the independent public accountants.

                             SECTION 16 REQUIREMENTS

         Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities at any time during the year, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC"). Such persons are required by SEC regulations promulgated pursuant to the Exchange Act to furnish the Company with copies of all Section 16(a) report forms they file with the SEC.

         The Company's registration statement under Section 12 of the Exchange Act became effective February 13, 1996. Based on a review of the copies of report forms furnished to the Company, the Company believes that all Section 16(a) reporting and filing requirements applicable to its directors, officers and persons who own more than 10% of a registered class of the Company's equity securities were complied with during the year ended December 31, 1999.

                              SHAREHOLDER PROPOSALS

         Any shareholder of record of the Company who desires to submit any proper proposal for inclusion in the proxy materials relating to the next Annual Meeting of Shareholders must do so in writing and it must be received at the Company's principal executive office by September 28, 2000. The proponent must be a record or beneficial owner entitled to vote at the next Annual Meeting on their proposal and must continue to own such security entitling them to vote through the date on which the meeting is held.

               PRESIDENT'S LETTER TO SHAREHOLDERS AND FORM 10-KSB

         Copies of the President's Letter to Shareholders and of the Form 10-KSB, which contains financial statements of the Company for the fiscal year ended December 31, 1999, are enclosed with this proxy statement.

         Upon written request from any shareholder of record at May 5, 2000 (or any beneficial owner representing that they are or were entitled to vote at the 2000 Annual Meeting), the Company will furnish to such shareholder, without charge, an additional copy of the Form 10-KSB as filed with Securities and Exchange Commission, including financial statements. The Company may impose a reasonable fee for its expenses in connection with providing exhibits that may be referred to in the Form 10-KSB, if the full text of such exhibits is specifically requested. Requests should be directed to: Director of Investor Relations, Digital Data Networks, Inc., 3102 Maple Avenue, Suite 230, Dallas, Texas 75201. Form 10-KSB may also be viewed at and printed from the Securities and Exchange Commission's web site on the internet at www.sec.gov for no charge.

                                  OTHER MATTERS

         The Board of Directors of the Company does not know of any other matters that are to be presented for action at the Annual Meeting. Should any other matters be properly brought before the meeting or any adjournments thereof, the persons named in the enclosed proxy will have the discretionary authority to vote all proxies with respect to such matters in accordance with their judgments.

                       By Order of the Board of Directors

                                                     JAMES F. BIAGI, JR.
                                                     Secretary

Dallas, Texas
May 22, 2000

SHAREHOLDERS ARE URGED TO SPECIFY THEIR CHOICES, AND DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. A PROMPT RESPONSE IS HELPFUL, AND YOUR COOPERATION WILL BE APPRECIATED.